SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2005 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2005, Charles & Colvard, Ltd. signed a letter agreement with Cree, Inc. that amended and supplemented the December 14, 2003 letter agreement (filed May 17, 2004 as exhibit 10.61 to the Quarterly Report on Form 10Q) and provided a framework for the Company’s purchases during 2005 under the Amended and Restated Exclusive Supply Agreement dated June 6, 1997 with Cree, Inc. (filed September 30, 1997 as exhibit 10.11 to the Registration Statement on Form S-1 (file 333-36809). Pursuant to the terms of the new letter agreement, Charles & Colvard, Ltd. is obligated to purchase a minimum quantity of usable material on a quarterly basis if Cree, Inc. meets certain minimum quality levels. For each quarter during 2005, we have committed to purchase approximately $2,050,000 of raw material, assuming the quality of material received is consistent with that received in 2004. A copy the new letter agreement is attached as Exhibit 10.71.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.71	Letter Agreement, dated February 9, 2004, between Cree, Inc. and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance
& Chief Financial Officer

Date: February 11, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.71	Letter Agreement, dated February 9, 2004, between Cree, Inc. and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.